UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 3, 2007
(Date of earliest event reported)

Bristow Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31617	72-0679819

(Commission File Number)	(IRS Employer Identification No.)

2000 W. Sam Houston Parkway South Suite 1700, Houston, Texas	77042

(Address of Principal Executive Offices)	(Zip Code)

(713) 267-7600

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

     On May 8, 2007, Bristow Group Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”), which incorrectly disclosed that on May 3, 2007, the Compensation Committee of the Board of Directors of the Company granted Williams E. Chiles, President and Chief Executive Officer of the Company, 34,000 shares of restricted common stock (the “Award”) under the Bristow Group Inc. 2007 Long Term Incentive Plan and that the grant of the Award was subject to the approval of the Company 2007 Long Term Incentive Plan by the stockholders of the Company at its Annual General Meeting of Stockholders to be held in August 2007.  A copy of an award letter reflecting such incorrect information was attached as exhibit 10.3 to the Original Filing.

The Award was granted under the Company 2004 Stock Incentive Plan and is not subject to the approval of the Company 2007 Long Term Incentive Plan by the stockholders of the Company.  This amendment is filed solely to correct such information.

Other than the corrections noted above, the Original Filing is unchanged and is incorporated herein by reference.  A corrected copy of the award letter is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number                                                      Description of Exhibit
10.3                                           William E. Chiles Restricted Stock Award Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2007

BRISTOW GROUP INC.
(Registrant)

By: /s/ Randall A. Stafford
       Randall A. Stafford
       Vice President and General Counsel, Corporate Secretary

Exhibit Index

Exhibit Number                                                      Description of Exhibit
10.3                                           William E. Chiles Restricted Stock Award Document